Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-37179, No. 33-38656, No. 33-48860, No. 033-60679, No.
333-16993, and Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 33-37179 and No. 33-38656)) pertaining to the Incentive Program, as amended, of Graham-Field Health Products, Inc. and the Registration Statement on Form S-3 (No. 3-57066) of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                             /s/ Ernst & Young LLP


Melville, New York
March 26, 1997